UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2015

HYPERION THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35614	61-1512713
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Sierra Point Parkway, Suite 400

Brisbane, California 94005

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (650) 745-7802

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2015, the Compensation Committee, or the Committee, of the Board of Directors of Hyperion Therapeutics, Inc., or the Company, approved 2014 cash bonuses, 2015 salaries (effective January 1, 2015) and 2015 bonus targets for the Company’s named executive officers, as set forth below. In addition, the Committee approved a new form of Severance Agreement to be entered into between the Company and each of its Senior Vice Presidents.

2014 Cash Bonuses

The Committee approved the following cash bonuses for the Company’s executive officers in recognition of both the level of the Company’s achievement of its corporate goals for 2014 and each named executive officer’s contributions toward the achievement of those goals:

Name and Title	2014 Bonus
Donald J. Santel, President, Chief Executive Officer and Director	$300,000
Jeffrey S. Farrow, Senior Vice President and Chief Financial Officer	$150,000
Ashley C. Gould, Senior Vice President, Governmental Affairs and Chief Legal and Compliance Officer	$140,000
Natalie C. Holles, Senior Vice President, Corporate and Business Development	$130,000
Christine Nash, Senior Vice President, Chief Commercial Officer	$155,000
Bruce F. Scharschmidt, M.D., Senior Vice President and Chief Medical Officer	$150,000

2015 Salaries and Target Bonuses

The Committee approved the following new base salaries, effective January 1, 2015, and 2015 target bonuses for the Company’s executive officers:

Name and Title	2015 Salary	2015 Bonus Target
Donald J. Santel, President, Chief Executive Officer and Director	$643,000	70%
Jeffrey S. Farrow, Senior Vice President and Chief Financial Officer	$415,000	40%
Ashley C. Gould, Senior Vice President, Governmental Affairs and Chief Legal and Compliance Officer	$400,000	40%
Natalie C. Holles, Senior Vice President, Corporate and Business Development	$370,000	40%
Christine Nash, Senior Vice President and Chief Commercial Officer	$415,000	40%
Bruce F. Scharschmidt, M.D., Senior Vice President and Chief Medical Officer	$415,000	40%

Severance Agreements

As of February 9, 2015, the Company entered into a revised form of severance agreement with its senior vice presidents. Like the Company’s prior agreement with its senior vice presidents, the new severance agreement provides that, in the case of an involuntary termination of employment not in connection with a change in control, the senior vice president will receive: (a) 12 months of base salary and bonus, (b) up to 18 months of continued health benefits or up to 27 months of cash payments of the Company’s cost of continued health benefits, at the Company’s election, (c) 12 months of accelerated time vesting of equity awards, and (d) a $15,000 transition support benefit. An involuntary termination of employment is a termination by the Company other than for “cause” or a termination by the executive for “good reason” (in each case, as such term is defined in the agreement).

Like the prior agreements, the new severance agreements provide for enhanced benefits in the case of an involuntary termination of employment in connection with a “change in control” (as such term is defined in the agreement). The definition of “change in control” is amended in the new agreements. Under the new agreements, a “change in control” is triggered upon the consummation of a merger or consolidation transaction, as well as certain other corporate events. Under the prior agreements, a “change in control” was triggered upon the Company’s shareholders approving the merger or consolidation transaction. In addition, under the new agreements the enhanced benefits will become payable if the senior vice president is involuntarily terminated in the 3 months preceding a change in control or, as in the prior agreements, in the 12 months following a change in control. In the case of such a termination, the senior vice president will receive: (i) 18 months of base salary and bonus (revised from 12 months under the prior agreements), (ii) up to 18 months of continued health benefits or up to 27 months of cash payments of the Company’s cost of continued health benefits, at the Company’s election, (iii) full accelerated time vesting of equity awards, and (iv) a $15,000 transition support benefit. Both the basic benefits and the enhanced change in control benefits are subject to the senior vice president executing a general release in favor of the Company. The description of the severance agreements contained herein is a summary of their material terms, does not purport to be complete and is qualified in its entirety by reference to the form of General Severance Benefits and Change in Control Severance Benefits Agreement to be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2015	Hyperion Therapeutics, Inc.

	By:	/s/ Jeffrey S. Farrow
Jeffrey S. Farrow
Chief Financial Officer